EXHIBIT  32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth L. Londoner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioSig Technologies, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioSig Technologies, Inc.

	By:	/s/ Kenneth L. Londoner
Date: November 15, 2021	Name:	Kenneth L. Londoner
	Title:	Chairman & Chief Executive Officer (Principal Executive Officer)

I, Steven Chaussy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioSig Technologies, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioSig Technologies, Inc.

	By:	/s/ Steven Chaussy
Date: November 15, 2021	Name:	Steven Chaussy
	Title:	Chief Financial Officer (Principal Accounting Officer)